Exhibit 3(i).2


Document must be filed electronically.         Colorado Secretary of State
Paper documents are not accepted.              Date and Time:11/08/2012 05:02 PM
Document processing fee               $50.00   ID Number: 20121622802
Fees & forms/cover sheets                      Document number: 20121622802
 are subject to change.                        Amount Paid: $50.00
To access other information or print
 copies of filed documents, visit
 www.sos.state.co.us and select
 Business Center.                              ABOVE SPACE FOR OFFICE USE ONLY

                            ARTICLES OF ORGANIZATION
              filed pursuant to ss. 7-80-203 and ss.7-80-204 of the
                       Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited liability company is

                    THREE FORKS NO. 1, LLC
                    -----------------------------------------------------------.
                    (The name of a limited liability company must contain the term or abbreviation (The name of a limited liability company must contain the term or abbreviation "limited liability company", "ltd. liability company", "limited liability co.", "ltd. liability co.", "limited", "l.l.c.", "llc", or "ltd.". See ss.7-90- 601, C.R.S.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the limited liability company's initial principal office is

Street address                  555 ELDORADO BLVD.
                                -----------------------------------------
                                (Street number and name)

                                BROOMFIELD, CO  80021
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)


Mailing address
(leave blank if same as         -----------------------------------------
street  address)                (Street number and name or Post Office
                                 Box information)


                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)


                                -------------------------- --------------
                                (Province - if applicable)    (Country)

3. The registered agent name and registered agent address of the limited liability company's initial registered agent are

Name                            LITTMAN         MICHAEL A.
(if an individual)              -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)
or

(if an entity)                  -----------------------------------------
(Caution: Do not provide both an individual and an entity name.)

Street address                  7609 RALSTON ROAD
                                -----------------------------------------
                                (Street number and name)

                                ARVADA, CO  80002
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                 Exhibit 3(i).2


Mailing address
(leave blank if same as         -----------------------------------------
street  address)                (Street number and name or Post Office
                                 Box information)


                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)

/_X_/ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the person forming the limited liability company are

Name                            LITTMAN         MICHAEL A.
(if an individual)              -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)
or

(if an entity)                  -----------------------------------------
(Caution: Do not provide both an individual and an entity name.)

Mailing address                 7609 RALSTON ROAD
                                -----------------------------------------
                                (Street number and name)

                                ARVADA, CO  80002
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.


5. The management of the limited liability company is vested in (Mark the applicable box.)

/_X_/ one or more managers.

OR

/___/ the members.

6. (The following statement is adopted by marking the box.)

/___/ This document contains additional information as provided by law.

7. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ This document contains additional information as provided by law.

8. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed  effective  date and, if  applicable,  time of this document  is/are
______________________________.
(mm/dd/yyyy hour:minute am/pm)

                                 Exhibit 3(i).2


Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. The true name and mailing address of the individual causing the document to be delivered for filing are

                                LITTMAN         MICHAEL A.
                                -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)

                                7609 RALSTON ROAD
                                -----------------------------------------
                                (Street number and name)

                                ARVADA, CO  80002
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)


(If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).



































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